As filed with the Securities and Exchange Commission on March 16, 1999
                                                    Registration  No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                               WHITTMAN-HART, INC.
             (Exact name of registrant as specified in its charter)


   DELAWARE                                  7379                  36-3797833
(State or other jurisdiction      (Primary Standard Industrial  (I.R.S. Employer
of incorporation or organization)  Classification Code Number)   Identification
                                                                       No.)


                             311 SOUTH WACKER DRIVE
                                   SUITE 3500
                          CHICAGO, ILLINOIS 60606-6618
                                 (312) 922-9200
   (Address, including zip code, and telephone number, including area code, of registrant's executive offices)



                                ROBERT F. BERNARD
                             CHIEF EXECUTIVE OFFICER
                               WHITTMAN-HART, INC.
                       311 SOUTH WACKER DRIVE, SUITE 3500
                          CHICAGO, ILLINOIS 60606-6618
                                 (312) 922-9200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)



                                   Copies To:

                               NEAL J. WHITE, P.C.
                             McDermott, Will & Emery
                       227 West Monroe Street, Suite 3100
                          Chicago, Illinois 60606-5096
                                 (312) 372-2000



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


=============================================================================================================================
                                      Calculation of Registration Fee
=============================================================================================================================

                                                        Proposed maximum     Proposed maximum aggregate
Title of each class of               Amount to be      offering price per         offering price(2)           Amount of
securities to be registered         registered (1)          share(2)                                       registration fee
------------------------------ ---------------------- --------------------- ----------------------------- -------------------
Common Stock (par value $.001       288,037 shares          $26.563                 $7,651,126.84             $2,127.02
per share)
------------------------------ ---------------------- --------------------- ----------------------------- -------------------

(1)  Maximum  number of shares that may be offered.  Pursuant to Rule 416 of the
     Securities Act of 1933, as amended,  in addition to the shares set forth in the table, the amount to be registered includes an in determinate number of
     shares  issuable  as  a  result  of  stock  splits,   stock  dividends  and
     anti-dilution provisions.
(2)  Estimated  solely  for the  purpose of  calculating  the  registration  fee pursuant  to Rule  457(c)  based on the  average  of the high and low sales prices of the Common Stock on the Nasdaq National Market on March 15, 1999.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         Information contained in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to buy these securities in any state where the offer to sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MARCH 16, 1999

PROSPECTUS

                                 288,037 SHARES

                               WHITTMAN-HART, INC.
                                  COMMON STOCK

         These 288,037 shares of common stock may be offered and sold at various times by the stockholders of the Company identified in this Prospectus (the "Selling Stockholders"). The Selling Stockholders or their respective transferees or other successors may sell at various times the common stock directly or through broker-dealers, on the Nasdaq National Market, or in privately negotiated transactions or otherwise. These sales may occur at prevailing market prices or at negotiated prices.

         Our common stock is quoted on the Nasdaq National Market under the symbol "WHIT." On March 15, 1999, the closing sale price of the common stock on the Nasdaq National Market was $25 9/16 per share.

         YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 3 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO PURCHASE OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE OR JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF SUCH DOCUMENTS. YOU SHOULD READ CAREFULLY THE ENTIRE PROSPECTUS, AS WELL AS THE DOCUMENTS INCORPORATED BY REFERENCE IN THE PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION.


              ____________________________________________________

                  The date of this Prospectus is March __, 1999

                                TABLE OF CONTENTS


About This Prospectus.........................................................2
Where You Can Find More Information...........................................2
The Company...................................................................3
Risk Factors..................................................................3
Use of Proceeds...............................................................7
The Selling Stockholders......................................................8
Plan of Distribution..........................................................8
Experts.......................................................................10


                              ABOUT THIS PROSPECTUS

         This Prospectus is a part of a registration statement (the "Registration Statement") that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf registration" process. You should read both this Prospectus and any supplement together with additional information described under "Where You Can Find More Information."

         You should rely only on the information provided or incorporated by reference in this Prospectus or any supplement. We have not authorized anyone else to provide you with additional or different information. The Common Stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of such documents.

         All references in this Prospectus to "Whittman-Hart," the "Company," "we," "us," or "our" mean Whittman-Hart, Inc. and its subsidiaries, except where indicated.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at Seven World Trade Center, Suite 1300, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public on the SEC's Internet web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC later will automatically update and supersede this information. The following documents filed by us and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the Selling Stockholders sell all of the common stock offered hereby, are incorporated by reference in this Prospectus:

          (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;
          (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;
          (iii) the Company's Registration Statement on Form 8-A;
          (iv) the Company's Current Reports on Form 8-K dated April 13, 1998 and May 4, 1998; and
          (v) the Company's Schedule 14A filed with the Commission on April 28, 1998.

         YOU MAY REQUEST A COPY OF THESE FILINGS, AT NO COST, BY WRITING OR TELEPHONING US AT WHITTMAN-HART, INC., 311 SOUTH WACKER DRIVE, 35TH FLOOR, CHICAGO, ILLINOIS 60606; TELEPHONE NUMBER (312) 922-9200; ATTENTION: DAVID P. SHELOW.

                                   THE COMPANY

         Because this is a summary, it does not contain all the information about us that may be important to you. You should read the more detailed information and the financial statements and related notes which are incorporated by reference in this Prospectus.

         The Company provides strategic information technology ("IT") business solutions designed to improve our clients' productivity and competitive position. We offer our clients a single source for a comprehensive range of services required to successfully design, develop and implement integrated solutions in the client/server, open systems, midrange and mainframe computing environments. Some of the services we offer are systems integration; strategic information technology planning; software development; package software implementation; business process reengineering; organizational change management; networking and connectivity; conventional and multimedia documentation and training; design and implementation of collaborative computing solutions; and design and implementation of electronic commerce solutions (such as Internet/intranet and electronic data interchange). We believe this breadth of services fosters long-term client relationships, affords cross-selling opportunities and minimizes our dependence on any single technology.

         Whittman-Hart(R) is a registered trademark of the Company. Our address is 311 South Wacker Drive, 35th Floor, Chicago, Illinois 60606, and our telephone number is (312) 922-9200.

                                  RISK FACTORS


         You should carefully consider the following risk factors in addition to the other information contained and incorporated by reference in this Prospectus before purchasing our common stock. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

ATTRACTION AND RETENTION OF EMPLOYEES

         Our business involves the delivery of professional services and is labor-intensive. Our success depends in large part upon our ability to attract, develop, motivate and retain highly skilled technical employees. Qualified technical employees are in great demand and are likely to remain a limited resource for the foreseeable future. There can be no assurance that we will be able to attract and retain sufficient numbers of highly skilled technical employees in the future. We have historically experienced turnover rates which we believe are consistent with industry norms. An increase in this rate could have a material adverse effect on our business, operating results and financial condition, including our ability to secure and complete engagements.

MANAGEMENT OF GROWTH

         We are currently experiencing rapid growth that has strained, and could continue to strain, our managerial and other resources. Our ability to manage the growth of our operations will require us to continue to improve our operational, financial and other internal systems and to attract, develop, motivate and retain our employees. If our management is unable to manage growth or new employees are unable to achieve anticipated performance levels, then our business and operating results could be materially and adversely affected.

PROJECT RISKS

         Many of our engagements involve projects that are critical to the operations of our clients' businesses and provide benefits that may be difficult to quantify. Our failure or inability to meet a client's expectations in the performance of its services could result in a material adverse change to the client's operations and therefore could give rise to claims against us or damage our reputation, adversely affecting our business and operating results.

VARIABILITY OF QUARTERLY OPERATING RESULTS

         Variations in our revenues and operating results occur from time to time as a result of many factors. These factors include the significance of client engagements commenced and completed during a quarter, the number of business days in a quarter, timing of branch and service line expansion activities, the timing of corporate expenditures and employee hiring and utilization rates. The timing of revenues is difficult to forecast because our sales cycle can be relatively long and may depend on factors such as the size and scope of assignments and general economic conditions. Because a high percentage of our expenses are relatively fixed, a variation in the number of client assignments or the timing of the initiation or the completion of client assignments, particularly at or near the end of any quarter, can cause significant variations in operating results from quarter to quarter and could result in losses to us. In addition, our engagements generally are terminable by the client without penalty. Although the number of consultants can be adjusted to correspond to the number of active projects, we must maintain a sufficient number of senior consultants to oversee existing client projects and assist with our sales force in securing new client assignments.

COMPETITION

         The information technology services market includes a large number of competitors. It is also subject to rapid change and is highly competitive. Our primary competitors include participants from a variety of market segments, including "Big Five" accounting firms, systems consulting and implementation firms, application software firms, service groups of computer equipment companies, facilities management companies, general management consulting firms and programming companies. In addition, we compete with our clients' internal resources, particularly where these resources represent a fixed cost to the client. Such competition may impose additional pricing pressures on us. There can be no assurance that we will compete successfully with our existing competitors or with any new competitors.

RELIANCE ON KEY EXECUTIVES

         Our success is highly dependent upon the efforts and abilities of our executive officers, particularly Robert Bernard, the Company's founder and Chief Executive Officer. Although these executives have entered into employment agreements containing noncompetition, nondisclosure and nonsolicitation covenants, these contracts do not guarantee that these individuals will continue their employment. The loss of the services of any of these key executives could have a material adverse effect upon our business and operating results.

RAPID TECHNOLOGICAL CHANGE; DEPENDENCE ON NEW SOLUTIONS

         Our success will depend in part on our ability to develop information technology solutions that keep pace with continuing changes in information technology, evolving industry standards and changing client preferences. There can be no assurance that we will be successful in adequately addressing these developments on a timely basis or that, if these developments are addressed, we will be successful in the marketplace. In addition, there can be no assurance that products or technologies developed by others will not render our services uncompetitive or obsolete. Our failure to address these developments could have a material adverse effect on our business and operating results.

RISKS RELATED TO ACQUISITIONS

         We have expanded and intend to continue to expand our operations through the acquisition of additional businesses. There can be no assurance that we will be able to identify, acquire or profitably manage additional businesses or successfully integrate any acquired businesses without substantial expenses, delays or other operational or financial problems. Further, acquisitions may involve a number of special risks or effects, including diversion of management's attention, failure to retain key acquired personnel, unanticipated events or circumstances, legal liabilities and amortization of acquired intangible assets and other one-time or ongoing acquisition related expenses. Some or all of these special risks or effects could have a material adverse effect on our business and operating results. Client satisfaction or performance problems at one acquired firm could have a material adverse impact on our reputation. In addition, there can be no assurance that acquired businesses, if any, will achieve anticipated revenues and earnings. Our failure to manage our acquisition strategy successfully could have a material adverse effect on our business and operating results.

SIGNIFICANT INFLUENCE OF PRINCIPAL STOCKHOLDER

         As of July 31, 1998, Mr. Bernard beneficially owned approximately 25.5% of our Common Stock. As a result, Mr. Bernard will have significant influence over the outcome of matters requiring a stockholder vote, including the election of the members of the Board of Directors. Such control could adversely affect the market price of the Common Stock or delay or prevent a change in control.

INTELLECTUAL PROPERTY RIGHTS

         Our success is dependent upon certain methodologies we utilize in designing, installing and integrating computer software and systems and other proprietary intellectual property rights. Our business includes the development of custom software in connection with specific client engagements. Ownership of such software is generally assigned to the client. We also develop certain foundation and application software products, or software "tools," which remain our property.

         We rely upon a combination of nondisclosure and other contractual arrangements and trade secret, copyright and trademark laws to protect its proprietary rights and the proprietary rights of third parties from whom we license intellectual property. We enter into confidentiality agreements with our employees and limit distribution of proprietary information. There can be no assurance that the steps taken by us in this regard will be adequate to deter misappropriation of proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights.

         We believe that our services do not infringe on the intellectual property rights of others and that we have all rights necessary to utilize the intellectual property employed in our business. However, we are subject to the risk of claims alleging infringement of third-party intellectual property rights. Any such claims could require us to spend significant sums in litigation, pay damages, develop non-infringing intellectual property or acquire licenses to the intellectual property which is the subject of asserted infringement.

FIXED-BID PROJECTS

         We undertake certain projects billed on a fixed-bid basis, which is distinguishable from our principal method of billing on a time and materials basis. We also undertake other projects on a fee-capped basis. Our failure to complete such projects within budget or below the cap would expose us to risks associated with cost overruns. Such cost overruns could have a material adverse effect on our business and operating results.

STOCK PRICE VOLATILITY

         Our common stock's market price has and could continue to fluctuate substantially. Reasons for such fluctuations include quarterly fluctuations in results of operations, adverse circumstances affecting the introduction or market acceptance of new products and services that we offer and new product and service announcements by competitors, changes in the information technology environment, changes in earnings estimates by analysts, changes in accounting principles, sales of common stock by existing holders, loss of key personnel and other factors. The market price for our common stock may also be affected by our ability to meet analysts' expectations. Any failure to meet such expectations, even if minor, could significantly decrease the market price of the common stock. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Any such litigation instigated against us could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on our business and operating results.

CERTAIN ANTI-TAKEOVER EFFECTS

         Our Certificate of Incorporation and By-Laws and the Delaware General Corporation Law include provisions that may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that stockholders might consider in their best interests. These include By-Law provisions under which only the Chairman of the Board or the President may call meetings of stockholders and certain advance notice procedures for nominating candidates for election to the Board of Directors. Our directors are divided into three classes and are elected to serve staggered three-year terms. Our Board of Directors is empowered to issue up to 3,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of such shares, without any further stockholder action. The existence of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a tender offer, merger, proxy contest or otherwise. In addition, this "blank-check" preferred stock, and any issuance thereof, may significantly decrease the market price of the common stock.

YEAR 2000

         We have identified three issues related to Year 2000 compliance; first is the affect on our internal information systems, second are issues related to our vendors performing services for us, and finally are the issues related to our consulting activities. We are in the process of replacing our existing internal information systems. This initiative is expected to be completed in the third quarter of 1999. A contingency plan exists to make existing systems Year 2000 compliant by the end of the third quarter 1999 in the unlikely event the new systems' implementation cannot be completed. The cost of this implementation is not expected to have a material adverse impact on the Company's results of operations or financial condition.

         We have relationships with several vendors who provide administration of compensation and related employee benefits and other vendors who perform banking and treasury services. We are in the process of evaluating the state of readiness of these vendors and expects to complete our assessment in the first quarter of 1999. Contingency plans are in place to administer employee compensation and benefits in the event of non-compliance by any of these vendors. The cost to us in the event of non-compliance with Year 2000 issues by any of these third parties is not expected to have material impact on our results of operations or financial condition.

         We believe that a majority of middle-market companies have yet to achieve Year 2000 compliance. To resolve the Year 2000 issue, many companies are electing to install new package software applications, rather than modify existing systems, thus creating significant demand for package software-related services such as those provided by the Company. Consequently, we believe that companies' need to address their Year 2000 compliance is creating significant demand for our products and services. The passage of the Year 2000 could have a material adverse effect on the demand for our services. We provide solutions for IT systems that are critical to companies' operations. Business interruptions, loss or corruption of data or other major problems resulting form the failure of a client's IT system to process year 2000 data correctly could have a significant adverse consequences to that client. We cannot currently predict whether or to what extent there will be any legal claims brought against us or whether there will be any other material adverse effect on our business, financial condition or the results of operations, as a result of any such adverse consequences to our clients.

INTERNATIONAL

         In November 1997, we began our international operations through the acquisition of Axis Consulting International, Inc. and World Consulting Limited. As a result of these acquisitions, we recruit consultants and generate a portion of our revenues from outside the United States. We believe that our international operations will continue to grow. Foreign operations are subject to special risks that can materially affect sales and profits, including currency exchange rate fluctuations, labor strikes, political and economic disruptions, changes in government policies and regulatory requirements, tariff and trade barriers, immigration laws and regulations, potentially adverse tax consequences, exchange control and other risks.

ABSENCE OF DIVIDENDS

         We do not anticipate paying any cash dividends on our common stock in the foreseeable future.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the common stock by the Selling Stockholders.

                            THE SELLING STOCKHOLDERS

         The following table sets forth certain information regarding the Selling Stockholders, including (i) the name of each Selling Stockholder, (ii) the beneficially ownership of common stock of each Selling Stockholder as of March 15, 1999, and (iii) the maximum number of shares of common offered by each Selling Stockholder. The information presented is based on data furnished to the Company by the Selling Stockholders.

         The number of shares that may be actually sold by each Selling Stockholder will be determined by such Selling Stockholder. Because each Selling Stockholder may sell all, some or none of the shares of Common Stock which each holds, and because the offering contemplated by this Prospectus is not currently being underwritten, no estimate can be given as to the number of shares of Common Stock that will be held by the Selling Stockholders upon termination of the offering.

         Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), Selling Stockholders may also offer and sell additional shares of common stock issued as a result of stock splits, stock dividends and anti-dilution provisions.

                                  SHARES BENEFICIALLY OWNED PRIOR
                                        TO OFFERING (1)
                                  -------------------------------   SHARES BEING
                                           NUMBER         PERCENT      OFFERED
                                  ----------------------- -------   ------------
Kurt Salmon Associates, Inc.              147,244            *         73,622
John M. Dacey, Jr. (2)                    402,788            *        201,394
Marie Lopitito Dacey (3)                   26,042            *         13,021
---------------------
*Less than 1%

(1) Consists of shares acquired in connection with the Company's acquisition of Waterfield Technology Group, Inc. ("WTG"). In connection with the acquisition, the above stockholders received registration rights covering 50% of the shares of Common Stock that such stockholder received in the Company's acquisition of WTG.

(2) Does not include shares held by Mr. Dacey's wife, as trustee of certain trusts for his children.

(3) As trustee for the 1997 Trust For Michael I. Dacey and the 1997 Trust For Lisa M. Dacey (13,021 shares allocated to each trust). Ms. Dacey is the wife of Mr. Dacey.

RELATIONSHIPS WITH THE COMPANY

         The shares being sold by the Selling Stockholders were issued in connection with our acquisition of WTG, a Boston based IT service provider, in March 1999. In consideration for all of the capital stock of WTG, the Company issued to WTG stockholders a total of 576,074 shares of Common Stock.

         In connection with the acquisition, the Company granted to the WTG stockholders certain registration rights to register 50% of the Common Stock that the WTG stockholders received in the acquisition (288,037 shares). The shares to be sold under this Prospectus are the shares for which the WTG stockholders have registration rights.

         In connection with the Company's acquisition of WTG, the Company entered in an employment agreement with Mr. Dacey. The employment agreement contains non-solicitation and noncompete provisions.


                              PLAN OF DISTRIBUTION

         Sales of the shares being sold by the Selling Stockholders are for the Selling Stockholders' own accounts. The Company will not receive any proceeds from the sale of the shares offered hereby.

         The Selling Stockholders have advised the Company that:

o the shares may be sold by the Selling Stockholders or their respective pledgees, donees, transferees or successors in interest, on the Nasdaq National Market, in sales occurring in the public market of such market quotation system, in privately negotiated transactions, through the writing of options on shares, short sales or in a combination of such transactions;

o each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices;

o some or all of the shares may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers; and

o in connection with such sales, such brokers and dealers may receive compensation in the form of discounts and commissions from the Selling Stockholders and may receive commissions from the purchasers of shares for whom they act as broker or agent (which discounts and commissions may be less than or exceed those customary in the types of transactions involved). Any broker or dealer participating in any such sale may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a copy of this Prospectus to any person who purchases any common stock from or through such broker or dealer. The Company has been advised that, as of the date hereof, none of the Selling Stockholders have made any arrangements with any broker for the sale of their common stock.

         In offering the common stock covered hereby, the Selling Stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any common stock covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         In order to comply with certain states' securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless the common stock have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         Under applicable rules and regulations under Regulation M under the Exchange Act of 1934 (the "Exchange Act"), any person engaged in the distribution of the common stock may not simultaneously engage in market making activities, subject to certain exceptions, with respect to the common stock of the Company for a specified period set forth in Regulation M prior to the commencement of such distribution and until its completion. In addition and without limiting the foregoing, each Selling Stockholder will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders. The foregoing may affect the marketability of the common stock.

         The Company will bear all expenses of the offering of the common stock, except that the Selling Stockholders will pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the Selling Stockholders.

         Pursuant to the terms of registration rights agreements with the Selling Stockholders, the Company has agreed to indemnify and hold harmless such Selling Stockholders from certain liabilities under the Securities Act.

                                     EXPERTS

         The consolidated financial statements and schedule of the Company as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing

                                     PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following are the estimated expenses (other than the SEC registration fee) of the issuance and distribution of the securities being registered, all of which will be paid by the Company.

           SEC registration fee...................................  $ 2,326
           Fees and expenses of counsel...........................   10,000
           Fees and expenses of accountants.......................    2,000
          *Nasdaq listing fees and expenses.......................      -
           Miscellaneous..........................................    2,674
                                                                   --------
               Total..............................................  $17,000

----------------
*Previously Paid

         The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, brokerage fees and transfer taxes, if any, and the fees and expenses of counsel and other advisors to the Selling Stockholders) in connection with the registration and sale of the Shares being offered by the Selling Stockholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made
(1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the shareholders. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

         The   Company's   Restated   Certificate   and   by-laws   provide  for
indemnification of the Company's directors, officers, employees and other agents to the fullest extent not prohibited by the Delaware law.

         The Company maintains liability insurance for the benefit of its directors and officers.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                                               DESCRIPTION

  3.1 Amended and Restated Certificate of Incorporation of the Company as amended, incorporated herein by reference to the Company's Registration Statement on Form S-1 (No. 333-1778).
  3.2 Second Amended and Restated By-Laws of the Company, incorporated herein by reference to the Company's Registration Statement on Form S-1 (No. 333-1778).
  5.1             Opinion of McDermott, Will & Emery regarding legality
 23.1             Consent of KPMG Peat Marwick, LLP
 23.2             Consent of McDermott, Will & Emery (included in Exhibit 5.1)
 24.1 Power of Attorney (included with the signature page to the Registration Statement)

ITEM 17.  UNDERTAKINGS.

(1)      The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on March 15, 1999.

                                              WHITTMAN-HART, INC.


                                              By:  /s/ Kevin M. Gaskey
                                                   Kevin M. Gaskey, Chief
                                                     Financial Officer and
                                                     Treasurer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F. Bernard and Kevin M. Gaskey, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Whittman-Hart, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign a Registration Statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons or their attorneys-in-fact in the capacities indicated on March 15, 1999.

SIGNATURE                                            TITLE
---------                                            -----

/s/ Robert F. Bernard       Chief Executive Officer and Chairman of the Board of
    Robert F. Bernard       Directors (Principal Executive Officer)

/s/ Kevin M. Gaskey         Chief Financial Officer and Treasurer (Principal
    Kevin M. Gaskey         Financial and Accounting Officer)

/s/ Edward V. Szofer        Director
    Edward V. Szofer

/s/ Paul D. Carbery         Director
    Paul D. Carbery

/s/ Larry P. Roches         Director
    Larry P. Roches

/s/ Robert F. Steel         Director
    Robert F. Steel